Exhibit 10.11
Value-added Information Services Channel Cooperation Agreement (Overseas)

Party A:	Tianjin Yidatong Technology Development Co., Ltd.
Postal Code:	100055
Contact Person:	Xu Rong
And
Party B:	NetQin Mobile Inc.
Address:	4 Building, 11 Hepingli East Street, Dongcheng District, Beijing
Postal Code:	100013
Contact Person:	Dang Jingfeng
(Collectively, the “Parties”)
Through thorough negotiations, the Parties hereby agree as follows regarding the cooperation on mutual development of value-added information services business, in accordance with the principles of friendly cooperation and mutual benefits, in order to promote the development of value-added information business and related services:

1.	general provisions
1.1	Description of cooperation: Party A is the agency of Party B’s overseas SP business and provide assistant to Party B for searching overseas payment channel, whereas Party B provides products and services.

1.2	Geographical scope of cooperation: Any countries or regions except for those been sanctioned since 2005. Both parties will sign supplemental agreements to provide the detailed lists of countries and regions within the scope of cooperation.

1.3	Registered users and database: The registered users information and database are owned by Party B.

1.4	Billing standard for division of proceeds: The billing standard for division of proceeds between the Parties shall be subject to the settlement statement provided by Party B’s backup database. Each Party may check the statements upon request.

2.	rights and obligations
2.1	Party A’s Rights and Obligations
2.1.1	Party A shall coordinate with telecom operators to ensure the testing and activation of the business hereunder.

2.1.2	Party A is responsible to handle all matters related to the negotiations for cooperation, communication and contact with basic telecom operators.

2.1.3	Party A is entitled to require Party B to change related contents in accordance with applicable laws and regulations. Party A may also according to the business needs require Party B to ensure the legal compliance of related business publicity and the update of business information.
2.1.4	Party A is responsible for the technical development and the daily maintenance of the information platform related to the cooperative project, and shall ensure the stability and quick response of the system within the scope of access by Party A. In the event of any breakdown of the system, Party A shall solve the problem within ten (10) hours of the notice by Party B to it by phone.

2.1.5	Party A and Party B will share the proceeds arising from the operation of the cooperative project. Party A shall transfer the proceeds belonging to Party B in accordance with agreement to Party B’s account.
2.2	Party B’s Rights and Obligations
2.2.1	Party B is responsible for the marketing, promotion and media publicity with respect to the cooperative project. All of Party B’s external publicity shall be in compliance with all applicable laws and regulations of the PRC in relation to advertisement release. Party B shall be solely liable for any adverse effect incurred by illegal publicity by it. Party B shall provide prior notice to Party A in writing regarding any description of content of the cooperation provided by Party B on any media (including on newspaper, radio, television, brochure, and webpage, etc.,). Should Party A hold any objection towards such description, Party A shall raise such objection within five (5) days (which time limit is subject to both Parties’ mutual decision in the event of any urgent project) in writing. If either Party raises any objection, the other Party should not provide any related description of content of business on any media.

2.2.2	Party A has the right to supervise Party B’s promotion activities upon the execution of this Contract. In the event that Party B’s illegal publicity causes any adverse social influence or economic losses to Party A, Party A has the right to claim a penalty of RMB 100,000 in minimum from Party B. Party A is also entitled to terminate the cooperation, require the settlement, and remain the right of recourse to Party B’s legal liability.

2.2.3	During the cooperation period, Party B shall guarantee the product quality and service time, and provide stable and high-quality products and services. Party B shall be solely liable for claims or disputes arising from the products and services, and compensate Party A for any damages caused by such claims or disputes.

2.2.4	When proceeding with the marketing planning, promotion and media publicity related to the cooperative project, Party B shall not advertise or promote Party A’s number resources and other SP number resources, and will note the charge as exclusive of the basic telecom costs. Party B shall be solely liable for the result so caused, and Party A has the right to terminate the cooperation with Party B under this circumstance.

2.2.5	During the cooperation between the Parties, Party B has the responsibility to ensure the quality of and the duration of related service products, as well as the stability and high quality of the services provided by it to the customers. Party B shall be fully liable for any dispute arising from the provision of service products. Party B is liable to indemnify Party A for any losses so incurred by it.

2.2.6	Unless subscribed by a cell phone user, Party B undertakes not to send any information to such cell phone user, including any other advertisement or publicity content. If the cell phone user therefore requires any refund or raise any other claim regarding it, Party B shall be responsible for the refunding and assume any other related liability.

2.2.7	The logging-in information of each user including, among others, the logging-in time and IP, shall be kept for a minimum of no less than six months.

2.2.8	Without Party A’s consent, Party B shall not use the content of cooperation in any other form or on any website other than the cooperative one. If Party B makes any above mentioned use without Party A’s consent, Party A has the right to deduct the proceeds of Party B accrued from such cooperative project.

2.2.9	Party B shall ensure the stability of technical interface of the cooperative project. Party B shall be fully liable for any dispute (including without limitation sending SMS to those users who have cancelled the SMS services) and complaint (subject to the complaint standard for the project established by Party A based on the factors of appraisal by telecom operators on Party A, and according to the actual business volume of cooperative project) arising from the inquiry or cancellation of SMS services by cell phone users.

3.	proceeds division percentage and settlement
3.1	During the term of cooperation, the actual proceeds accrued from the cooperative project between the Parties will be divided and shared in such a manner and rate provided in the supplemental agreements due to the different countries or regions where parties cooperated. One calendar month is deemed as a settlement period. Party B will settle the prior month’s bill with Party A according to billing statement. Both Parties agree that, within the 25th days of the 6th months after the monthly billing confirmation (the 25th days of the 7th calendar month), Party A shall transfer money to Party B’s designated account.

3.2	If the telecom operator changes its policies during the term of cooperation, the Parties’ cooperative model and settlement rule shall be decided separately. The settlement rule shall be subject to the exhibit hereto.

3.3	Settlement method: Account Transfer

3.4	Party A shall send the user’s break-down statement to Party B by facsimile. Party B will issue corresponding invoice after checking and confirming the user’s break-down statement. Party A shall make payment to Party B of the proceeds divided to it within three (3) business days upon the receipt of Party B’s invoice in the way of settlement designated by Party B. Each Party shall be responsible for its own taxes payment in accordance with applicable tax laws. If Party B fails to issue an invoice to Party A by the next settlement day, Party A has the right to postpone the next settlement to the five (5) business days following the receipt of Party B’s delayed invoice, and such postponed payment by Party A shall not be deemed as a default.

3.5	Settlement currency: Renminbi

3.6	Both parties agree that the settlement currency is Renminbi, and all statements are made at an exchange rate of the last calendar day of the month which revenue generated from.

4.	commercial confidential terms
4.1	Business Secret: Any and all technical and business information of either Party no matter being known by the public or not, including without limitation, product plan, sales plan, incentive policy, customers’ information, financial data, and non-patent technology, design, program, technical data, manufacturing process, and information source, etc., shall be deemed as the business secret of such Party.

4.2	Confidentiality: One Party is held liable for the confidentiality of the other Party’s business secret to the knowledge of the Party in accordance with this Contract. Without the other

Party’s prior written notice, neither Party may disclose the other Party’s business secret to the third party at anytime. The Party breaching this provision shall indemnify the non-breaching Party for any and all direct and indirect losses so incurred by it.

4.3	The confidentiality obligation of each Party survives the termination of this Contract.

5.	force majeure
5.1	“Force Majeure” means the event which is beyond the reasonable control of the Parties, or is unforeseeable, or cannot be avoided even being foreseeable, and further interferes, influences or delays either Party’s performance of any or all of its obligations hereunder. Force majeure events include without limitation:
•	Change of State policies, laws and regulations of the PRC, decision of telecom administrative authorities;

•	Problems in relation to the services arising from the construction and implementation, maintenance, and operation of the service network of the telecom operator; as required by policies of the telecom operator.
5.2	In the event of any force majeure, the affected Party shall inform the other Party of the occurrence of such force majeure event as soon as practical. And the Parties shall find out the solution through discussions.

6.	breach liabilities
6.1	If either Party fails to perform its obligations hereunder or materially breaches this Contract, which causes that the business hereunder cannot be operated or cannot reach the target, then the breaching Party shall be deemed to have unilaterally terminated this Contract. The non-breaching Party has the right to claim against the breaching Party, and terminate this Contract through available remedies in accordance with this Contract. If the Parties intend to continue the cooperation, the breaching Party shall firstly indemnify the non-breaching Party for the economic losses.

6.2	If one Party’s fault causes the failure in partial or full performance of this Contract and the Exhibit hereto, such Party shall be held solely liable for it. If the above mentioned failure in performance is caused by both Parties’ fault, then each Party shall assume its own liabilities respectively based on the actual situation.

6.3	Throughout the term of cooperation, if the occurrence of any force majeure event which is unforeseeable, cannot be prevented or avoided, and the requirement of policies of related telecom authorities, China Mobile, China Unicom, CNC, causes that the performance of this Contract is directly influenced, or cannot be completed in accordance with the agreed conditions, then the affected Party shall immediately inform the other Party of the occurrence of such force majeure event, and shall provide a detailed explanation about such force majeure event, and related valid document proving the failure in full or partial performance or delay in performance of this Contract within fifteen (15) days. The Parties shall decide through negotiations whether to rescind this Contract, or partially waive the obligation of performance of this Contract, or delay the performance hereof, depending on the degree of influence of such force majeure event on the performance hereof.

6.4	The breaching Party shall be held liable for its default in accordance with the Contract Law of the PRC.

7.	dispute resolution
7.1	Any dispute arising from the performance of this Contract or in connection with this Contract shall be firstly resolved through friendly negotiations and, if the negotiations fail, shall be submitted to Beijing Arbitration Commission for arbitration in accordance with related provisions in the Arbitration Law of the PRC.

7.2	Where either Party does not implement the arbitral award, the other Party has the right to file before the People’s Court for the enforcement of it.

7.3	The arbitration costs shall be borne by losing Party unless otherwise provided by the arbitral award.

7.4	In the course of the arbitration, the Parties shall continue the performance of the remaining terms hereof except for the disputed part hereof.

7.5	Any issue not contemplated herein shall refer to the Contract Law of the PRC and other related laws and regulations.

8.	effectiveness, termination and miscellaneous
8.1	effectiveness
8.1.1	The term of this Contract is from April 1, 2010 to March 31, 2012. This Contract becomes effective upon being signed and affixed with seals of both Parties. The Parties may renew this Contract through negotiations after this Contract expires.

8.1.2	During the term hereof, in the event of any unforeseeable change, the Parties may conclude a supplemental hereto as the new covenant agreed between both Parties with respect to the subject matter hereof. Any amendment and supplemental to this Contract shall be made in writing and will become an integral part of this Contract upon being signed by the authorized representatives of both Parties.

8.1.3	Neither Party may fully or partially transfer this Contract without the other Party’s written consent.

8.1.4	Any exhibit or supplemental hereto consented by the Parties in writing is an integral part hereof, and has the same legal effect with this Contract.

8.1.5	This Contract is written in Chinese with two (2) originals, each Party holding one (1) copy. The two (2) copies have the same legal effect.

8.1.6	Any issue not contemplated herein shall be resolved by both Parties through friendly negotiations.
8.2	termination
8.2.1	This Contract may be terminated for any of the following reasons:
•	This Contract expires;

•	During the term hereof, either Party requesting to rescind this Contract shall service a two-month notice in writing of termination of this Contract to the other Party. If the Parties agree to rescind this Contract, this Contract becomes invalid two (2) months after the other Party signs on the such written notice.

•	The Parties agree to terminate this Contract through negotiations.
8.3	miscellaneous

8.3.1	Either Party’s failure or delay in performance of its rights hereunder shall not be deemed as a waiver of such rights, and shall not impair its later performance of such rights.

8.3.2	Any term hereof becoming fully or partly invalid or unenforceable for whatever reason, or in violation of any applicable law, shall be deemed invalid, however provided that, the remaining terms hereof are valid and binding upon both Parties.

8.3.3	Any exhibit hereto agreed upon by both Parties in writing is an integral part of this Contract, and has the same legal effect with this Contract. No change can made to this Contract unless being made in writing.

8.3.4	Any amendment and supplemental to this Contract shall be made in writing and will become an integral part of this Contract upon being signed by the authorized representatives of both Parties.

8.3.5	This Contract is binding upon the successors and the assignees of each Party hereto.
Party A:	Tianjin Yidatong Technology Development Co., Ltd.
Authorized Signature: (Corporate seal)
Date: April 1, 2010
Party B:	NetQin Mobile Inc.
Authorized Signature: (Corporate seal)
Date: April 1, 2010

Supplemental Agreement

Party A:	Tianjin Yidatong Technology Development Co., Ltd.
And
Party B:	NetQin Mobile Inc.
(Collectively, the “Parties”)
Whereas the Contract entered into by Parties on April 1, 2010, Parties hereby enter into a supplemental Agreement:
1. Countries and Regions where Parties cooperate in 2010:
Thailand
Malaysia
2. Proceeds division percentage and settlement:
Within the countries and regions provided in Clause 1:
Overseas operator is entitled to receive *% of total amount of proceeds actually accrued as the settlement;
Party A is entitled to receive *% of total amount of proceeds actually accrued as the settlement.
Party B is entitled to receive *% of total amount of proceeds actually accrued as the settlement.
Example: A code of requesting charged RMB *, among of which Party A will prepay RMB * to Party B, and Party A will receive RMB * from overseas operator.
Party A: Tianjin Yidatong Technology Development Co., Ltd.
Authorized Signature: (Corporate seal) Date: April 1, 2010
Party B: NetQin Mobile Inc.
Authorized Signature: (Corporate seal)
Date: April 1, 2010

*	Indicates where text has been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.